UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2018

Energy Transfer Equity, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 15, 2018, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”) with Energy Transfer Partners, L.L.C. (“ETP LLC” and, together with the Partnership, the “GP Purchasers”), USA Compression Holdings, LLC (“USAC Holdings”) and, solely for certain purposes therein, R/C IV USACP Holdings, L.P. and Energy Transfer Partners, L.P. (“ETP”), pursuant to which, among other things, the GP Purchasers will acquire from USAC Holdings (i) all of the outstanding limited liability company interests in USA Compression GP, LLC (“USAC GP”), the general partner of USA Compression Partners, LP (“USAC”), and (ii) 12,466,912 common units representing limited partner interests in USAC (“USAC Common Units”) for cash consideration equal to $250 million (the “GP Purchase”). The GP Purchase is expected to close in the first half of 2018, subject to customary closing conditions, including (i) the concurrent closing of the Contribution (as defined below) and (ii) the Restructuring (as defined below) shall be able to be consummated immediately following the Closing (as defined below), and as otherwise described in the Purchase Agreement (the “Closing”).

The Purchase Agreement contains customary representations, warranties and covenants by the parties, which are qualified by information in a confidential disclosure letter provided by the parties. The Purchase Agreement also contains customary pre-closing covenants, including the obligation of USAC Holdings to cause USAC GP, and to use commercially reasonable efforts to cause USAC, to each conduct its business in the ordinary course consistent with past practice in all material respects and to refrain from taking specified actions, subject to certain exceptions. Pursuant to the Purchase Agreement, the GP Purchasers have agreed to indemnify USAC Holdings and its affiliates, equity holders, members, directors, managers, officers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of the GP Purchasers. USAC Holdings has agreed to indemnify the GP Purchasers and their respective affiliates, members, directors, managers, officers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of USAC Holdings.

Pursuant to the terms of the Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with ETP, USAC and USAC Holdings at the Closing, pursuant to which, among other things, the Partnership will have certain rights to require USAC to file and maintain the effectiveness of a registration statement with respect to the re-sale of the USAC Common Units owned by the Partnership, and under certain circumstances, to require USAC to initiate underwritten offerings for such USAC Common Units. In addition, subject to certain exceptions, the Partnership will agree not to sell, transfer or dispose of its USAC Common Units during a holding period that expires upon the earlier of 18 months following the Closing or the date on which USAC Holdings no longer beneficially owns at least 1,000,000 USAC Common Units (the “Holding Period”). Following the expiration of the Holding Period, subject to certain exceptions, the Partnership has agreed not to sell, transfer or dispose of more than 10,000,000 USAC Common Units in any six-month period.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Contribution Agreement

In connection with the execution of the Purchase Agreement, the Partnership entered into a Contribution Agreement (the “Contribution Agreement”), solely for certain purposes set forth therein, with ETP, Energy Transfer Partners GP, L.P., ETC Compression, LLC and USAC, pursuant to which, among other things, ETP will contribute to USAC and USAC will acquire from ETP all of the issued and outstanding membership interests of CDM Resource Management LLC and CDM Environmental & Technical Services LLC for aggregate consideration of approximately $1.7 billion (the “Contribution”).

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Restructuring Agreement

On January 15, 2018, and in connection with the execution of the Purchase Agreement and the Contribution Agreement, the Partnership entered into an Equity Restructuring Agreement (the “Equity Restructuring Agreement”) with USAC and USAC GP, pursuant to which, among other things, the Partnership, USAC and USAC GP have agreed to cancel the incentive distribution rights in USAC (the “Cancellation”) and convert (the “Conversion” and, together with the Cancellation, the “Restructuring”) the economic general partner interest in USAC into a non-economic general partner interest in USAC (the “General Partner Interest”), in exchange for USAC’s issuance of 8,000,000 USAC Common Units to USAC GP, effective at the Closing. In addition, pursuant to the Equity Restructuring Agreement, at any time after one year following the Closing, the Partnership will have the right to contribute (or cause any of its subsidiaries to contribute) to USAC all of the outstanding equity interests in any of its subsidiaries that owns the General Partner Interest in exchange for $10,000,000 (the “GP Contribution”); provided that the GP Contribution will occur automatically if at any time following the Closing (i) the Partnership or one of its subsidiaries (including ETP) owns, directly or indirectly, the General Partner Interest and (ii) the Partnership and its subsidiaries (including ETP) collectively own less than 12,500,000 USAC Common Units. The closing of the Restructuring is subject to the closing of the Contribution and the GP Purchase.

The foregoing description of the Equity Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 16, 2018, the Partnership, ETP and USAC issued a joint press release announcing the entry into the Purchase Agreement, the Contribution Agreement and the Equity Restructuring Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

2.1*	Purchase Agreement, dated as of January 15, 2018, by and among USA Compression Holdings, LLC, Energy Transfer Equity, L.P., Energy Transfer Partners, L.L.C. and, solely for certain purposes therein, R/C IV USACP Holdings, L.P. and Energy Transfer Partners, L.P.

2.2*	Contribution Agreement, dated as of January 15, 2018, by and among USA Compression Partners, LP, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., ETC Compression, LLC and, solely for certain purposes therein, Energy Transfer Equity, L.P.

10.1	Equity Restructuring Agreement, dated as of January 15, 2018, by and among Energy Transfer Equity, L.P., USA Compression Partners, LP and USA Compression GP, LLC.

99.1	Press Release, dated as of January 16, 2018.

*	Schedules and exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC,
its general partner.

Date: January 16, 2018	By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Group Chief Financial Officer

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